Exhibit 10.119

FOURTH AMENDMENT TO SUPPLY AGREEMENT

FOR BULK NARCOTICS RAW MATERIALS

THIS FOURTH AMENDMENT TO SUPPY AGREEMENT FOR BULK NARCOTICS RAW MATERIALS, originally made and entered into effective as of July 1, 1998 and amended on July 1, 2000, on July 1, 2006 and again on June 30, 2011 (“SUPPLY AGREEMENT”), by and between ENDO PHARMACEUTICALS INC. (“BUYER”) and MALLINCKRODT LLC (“SELLER”), is made and entered between BUYER and SELLER effective on and as of July 31, 2011.

WHEREAS, the parties desire to amend the aforementioned SUPPLY AGREEMENT for the fourth time in certain respects,

NOW, THEREFORE, the parties hereto agree as follows:

1.	Section 4 of the SUPPLY AGREEMENT shall be amended by deleting, in said Section 4, the reference to “two (2) years” and replacing it with a reference to “twenty two (22) months”, with the intent and effect that either party will have until August 31, 2011 to provide written notice to the other party of its intent to let the SUPPLY AGREEMENT expire on June 30, 2013 without being renewed for an additional one (1) year period.

2.	Except as expressed amended herein, all of the other terms of the SUPPLY AGREEMENT, as amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this FOURTH AMENDMENT TO SUPPLY AGREEMENT FOR BULK NARCOTICS RAW MATERIALS effective as of the day and year first above written.

MALLINCKRODT LLC		ENDO PHARMACEUTICALS INC.

By:	/s/ NICK LITZSINGER	By:	/s/ JILL CONNELL

Title:	Global Director Bulk Narcotics	Title:	VP Generics Sourcing